EXHIBIT 23.4
CONSENT OF INDEPENDENT VALUATION EXPERT
     We hereby consent to the reference to our name (including under the heading “Experts”) and description of our role in the valuation process of certain commercial real estate assets, related liabilities and notes receivable secured by real estate of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) in the Company’s Amendment No. 4 to its Registration Statement on Form S-11 (Commission File No. 333-169535) to be filed on the date hereof, and the prospectus included therein.

/s/ CBRE, Inc. CBRE, Inc.
November 1, 2011